Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Stephen M. DeTore, Shanak Patnaik, Carin F. Muhlbaum, Abby L. Ingber, and each of them (with full power to act alone) his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her place and stead in any and all capacities to execute and submit to the Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (“the “Exchange Act”), Section 30(h) of the Investment Company Act of 1940, as amended (the “1940 Act”), or any other applicable rule or regulation of the SEC, and to execute any and all filings on Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership of Securities) or Form 5 (Annual Statement of Changes in Beneficial Ownership of Securities) pursuant to Section 16(a) of the Exchange Act and Section 30(h) of the 1940 Act (“Form 3, Form 4 and Form 5 Filings”) with respect to changes of beneficial ownership of securities of THE SWISS HELVETIA FUND, INC. (the “Fund”), and to file with the Securities and Exchange Commission, The New York Stock Exchange and the Fund such Form 3, Form 4 and Form 5 Filings, granting unto said attorney, full power and authority to do and perform certain acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned himself or herself might or could do.

IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 7th day of July 2014.

/s/ David Marshall David Marshall Assistant Treasurer